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Media Contact:                                    Investor Contact:
Judy Radlinsky                                    Laura Crowley
General Magic                                     General Magic
1 + 408 774 4290                                  1 + 408 774 4457
judy_radlinsky@generalmagic.com                   laura_crowley@generalmagic.com


                GENERAL MAGIC ANNOUNCES NEW STRUCTURE TO ENHANCE
                  ITS INTERNET AND CUSTOM SOLUTIONS BUSINESSES

                   Company Also Announces Workforce Reduction

     SUNNYVALE, Calif. (Sept. 8, 1999) - General Magic, Inc. (Nasdaq: GMGC) today announced a new organizational structure to enhance the growth potential in its Internet business and respond to ongoing requirements for use of its innovative magicTalkTM voice user interface platform in custom solution applications. A workforce reduction was also announced as part of ongoing initiatives to manage company resources.

     The company has formed an Internet Services Group and a Custom Solutions Group. The Internet Services Group has responsibility for General Magic branded services including myTalk and Portico, and offers hosting services for third-party services such as Excite Voicemail. The Custom Solutions Group offers professional services and custom engineering to companies that want to tailor General Magic's magicTalk platform for use in their own voice-based applications. BellSouth's initial deployment of Portico in the Atlanta area is an example.

     In keeping with its recent emphasis on the Internet and the need to focus its resources, General Magic also announced that it is cutting approximately 20 percent of the positions at the company, primarily in administrative and support areas.

     "In our shareholder call at the end of July, General Magic indicated


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that we are aggressively focusing on our Internet business because it presents a more promising near-term opportunity," said Steve Markman, chairman, chief executive officer and president, General Magic. "From our discussions with potential partners, we also recognize that service providers want the flexibility to tailor the use of our magicTalk platform to their needs. Today's announcements are in keeping with these directions and will enable us to respond quickly to new opportunities and continue to efficiently manage company resources."

     General Magic was founded in 1990 with a vision to make communications convenient for people on the go. Since then, the company has pioneered the development of voice-based user interfaces, which allow people to get tasks done by simply speaking and listening, rather than punching keys or buttons. Its latest innovation is the myTalk Web service, http://www.myTalk.com. myTalk is a free service, accessed from a toll-free number, that lets consumers listen and reply to their e-mail by voice and make short phone calls just by saying "Dial a number".

ABOUT GENERAL MAGIC

     General Magic offers voice-enabled services and technology that make communication and access to information easy and convenient. The company's innovative, patent-pending magicTalk voice interface lets people interact with information using their own words, as if they were talking to another person. For more information about General Magic, visit the company's Web site at http://www.generalmagic.com. Investors with questions may call Shareholder Communications at 1 + 877-245-6973.

                                      # # #

General Magic notes that this press release contains forward-looking statements. There are risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, the adequacy of the company's financial resources to execute its business plan; the company's ability to attract advertisers and sponsors and its ability to generate revenues from advertising sales; the company's ability to attract, retain and motivate key technical, marketing and management personnel; the capability of the Network

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Operations Center to handle increases in demand; market acceptance of the company's services and technologies; the challenges inherent in the development and delivery of complex technologies; the ability of the company's third-party technology partners to timely develop, license or support technology necessary for the company's services; and the company's ability to respond to competitive developments. These and other risk factors are detailed in General Magic's Registration Statement on Form S-3, filed on August 18, 1999.

General Magic, magicTalk and myTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.